Nicor Inc.
                       Annual Meeting of Stockholders
                         April 30, 2003 10:30 A.M.
               Remarks of Thomas L. Fisher, Chairman and CEO


Reflecting back, I am extremely disappointed with the events of 2002 that led to our financial restatements, our current regulatory review and the decline in our stock price. Let me stress we have taken these matters very seriously, and our management team will do what's necessary to get our company back on track for all stakeholders. We continue to focus on resolving current regulatory and governmental uncertainties as quickly as possible, and employing appropriate measures to make sure problems of this nature do not occur in the future.

A key step in this direction was the naming of Russ Strobel as our new president last fall. Prior to his promotion, Russ was our Executive Vice President, General Counsel and Secretary, and he is now responsible for administrative, financial, regulatory and legal affairs. Russ brings tremendous energy and vision to this position and will be instrumental in the long-term success of our businesses. Russ was invaluable in assisting us during our mercury response and has over 25 years of business, legal and regulatory experience. Russ' knowledge and experience will contribute significantly in our ability to meet the demands of a changing regulatory environment and the heightened awareness on corporate governance.

Turning to our 2002 financial results, diluted earnings per common share increased 7 percent or 19 cents per share, compared to restated diluted earnings per share of $2.69 in 2001. The full year results of Nicor were impacted by several key factors - some positive and some negative. Mercury-related insurance recoveries and adjustments, operating improvements in our shipping segment, Tropical Shipping, and lower net interest expense positively affected our 2002 financial results.

These positive factors were partially offset by higher operating costs at our gas distribution segment, Nicor Gas, lower equity results at Nicor Energy, our former retail energy marketing joint venture, and the overall negative impact of a weak economy on all of our businesses.

The state of the economy and the pace of its recovery will have an important impact on the business results and level of profitability of Nicor. During these times of uncertainty, we have kept our focus on the customer, carefully managed our costs, and continued to manage our operations for the long term - factors we should be able to leverage as the economy strengthens.

Still, there are other challenges that will carry over from 2002. Higher operating costs driven by national issues such as increasing health care expenses and lower return on pension assets at the utility will negatively impact our earnings. We must also continue to rebuild relationships with our utility customers, investors and regulators. With these factors in mind, and without the planned benefit of significant mercury-related settlements and reserve adjustments like those recorded in 2002, Nicor's 2003 earnings are expected to be lower than 2002, in the $2.40 to $2.60 per share range.

Of course, over the past several months we have also been faced with additional challenges due to the dramatically higher costs our customers and company have had to pay for natural gas. Nicor Gas purchases natural gas supplies at market rates and passes those costs on to customers without markup. In an effort to ease the financial impact of higher gas bills on our customers, we continue to offer utility budget plans and other billing protection services. We have also mitigated the impact of gas price volatility by entering into conservative hedging transactions.

Despite these challenges, our long-term financial objectives and goals have not changed. We remain committed to achieving long-term average annual earnings-per-share growth rates in the mid- to high-single digits, albeit from a smaller 2003 earnings base. We will also continue to manage each of our businesses to generate solid returns on equity by building on our core strengths
- including our assets, reputation, expertise, location, customer base and financial resources. And we will seek to provide a consistent and stable dividend payout.

To accomplish our goals we will continue to focus on four strategic initiatives
- growing our core businesses, optimizing our storage and transmission assets, expanding our energy services and building on our financial strength and human resource talents.

Our two core businesses, Nicor Gas and Tropical Shipping, provide a strong foundation.

Nicor Gas is the primary source of Nicor's earnings, and its success is fundamental in achieving our goals. In addition to an excellent service territory, Nicor Gas has a number of competitive advantages that contribute to its success and provides a foundation for our future. These advantages include some of the highest operating efficiencies in the nation, a strategic location on the U.S. pipeline grid, and significant underground storage. Over the past several years Nicor Gas has added approximately 30,000 new customers per year and continues to promote increased use of natural gas among existing customers. Aside from traditional customer growth, Nicor Gas has also fostered opportunities over the years such as the Chicago Hub, Nicor Enerchange and Nicor Services. Combined, these non-traditional activities contributed over $25 million of pretax earnings in 2002.

Our other core business, which contributes about 10 percent to Nicor's operating income, is Tropical Shipping. Tropical Shipping is a niche player with a history of producing high operating margins. The company is a leading carrier of U.S. exports from the East Coast to the Caribbean and is one of the largest shippers of containerized cargo in the Caribbean region. A reputation for dependable, on-time service has helped the company establish its leading market position.

We are expecting modest earnings growth in this business. However, the strength of the U.S. and Caribbean economies and levels of Caribbean tourism do cause the results of this very competitive business to fluctuate from year to year. Nevertheless, our continued focus on operational excellence and identifying opportunities to expand into new markets through acquisitions or partnerships should result in continued strong performance from this business.

We also continue to develop other energy-related businesses that complement our core ventures and enhance the value of the services we offer customers and the returns we generate for shareholders. The Chicago Hub, Nicor Enerchange and Horizon Pipeline are all businesses that have stemmed from our significant natural gas storage capabilities, our strategic location on the Midwest pipeline grid and the changing energy environment.

We have also expanded our energy services business, Nicor Services. Our decision last year to withdraw from continued involvement in Nicor Energy has not altered our plans to further develop products and services that compete in emerging energy markets. During 2002, Nicor Services increased its contribution to earnings growth as it expanded its customer base and enhanced its menu of product and service offerings.

Historically, we have generated returns on equity among the highest in the utility industry and throughout this time, our financial position has remained exceptionally strong. Our balance sheet, combined with excellent free cash flow, gives us the flexibility to take advantage of investment opportunities in our existing and related businesses, and allows us to consider a variety of alternatives for generating shareholder value. We also have high debt ratings and a dividend rate that has grown each of the past 16 years and is well covered by earnings. Underlying this financial strength is a team of quality employees, each committed to executing our strategies within a culture that is supported by values that promote teamwork, ethical behavior, diversity and operational excellence.

Looking ahead, we certainly have challenges, but Nicor has met its challenges in the past and I am confident we will continue to do so in the future. Our heritage promotes quality service, personal responsibility, responsiveness and teamwork. Speaking for Nicor's Directors and all its employees, I can assure you that we are all dedicated to growing each of our businesses and meeting our long-term financial objectives.